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                                                                    EXHIBIT 99.6


                [LETTERHEAD OF LEE KEELING AND ASSOCIATES, INC.]


                  CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

As independent petroleum consultants, we consent to the references to our firm, to our estimates of reserves and value of reserves and to our report on reserves as of June 30, 2004 included in the Bois d'Arc Energy, LLC Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission on or about October 4, 2004 and any amendments thereto, and related prospectus of Bois d'Arc Energy, LLC for the registration of securities.


                                          Lee Keeling and Associates, Inc.

                                          /s/ Lee Keeling and Associates, Inc.
                                          ------------------------------------


Tulsa, Oklahoma
October 1, 2004